Exhibit 1.1

CORPORACIÓN ANDINA DE FOMENTO

DEBT SECURITIES

UNDERWRITING AGREEMENT

(the “Agreement”)

To the Representatives of the

several Underwriters named in the

respective Pricing Agreements

hereinafter described.

August 9, 2019

Ladies and Gentlemen:

From time to time Corporación Andina de Fomento (“CAF”), a multilateral, supranational financial institution, the principal shareholders of which are the Plurinational State of Bolivia, the Republics of Argentina, Colombia, Ecuador, Panama, Paraguay, Peru, and Trinidad and Tobago, the Federative Republic of Brazil, the Oriental Republic of Uruguay, and the Bolivarian Republic of Venezuela (each a “Full Member Shareholder Country”), proposes to enter into one or more Pricing Agreements (each a “Pricing Agreement”) in the form of Annex I hereto, with such additions and deletions as the parties thereto may determine, and, subject to the terms and conditions stated herein and therein, to issue and sell to the firms named in Schedule I to the applicable Pricing Agreement (such firms constituting the “Underwriters” with respect to such Pricing Agreement and the securities specified therein) certain of its debt securities (the “Securities”) specified in Schedule II to such Pricing Agreement (with respect to such Pricing Agreement, the “Designated Securities”). The terms and the rights of any particular issuance of Designated Securities shall be specified in the Pricing Agreement relating thereto and in or pursuant to the fiscal agency agreement (the “Fiscal Agency Agreement”) identified in such Pricing Agreement.

1. Pricing Agreement. Particular sales of Designated Securities may be made from time to time to the Underwriters of such Securities, for whom the firms designated as representatives of the Underwriters of such Securities in the Pricing Agreement relating thereto will act as representatives (the “Representatives”). The term “Representatives” also refers to a single firm acting as sole representative of the Underwriters and to an Underwriter or Underwriters who act without any firm being designated as its or their representatives. This Underwriting Agreement shall not be construed as an obligation of CAF to sell any of the Securities or as an obligation of any of the Underwriters to purchase the Securities. The obligation of CAF to issue and sell any of the Securities and the obligation of any of the Underwriters to purchase any of the Securities shall be evidenced by the Pricing Agreement with respect to the Designated Securities specified therein. Each Pricing Agreement shall specify the aggregate principal amount of such Designated Securities, the initial public offering price of such

Designated Securities, the purchase price to the Underwriters of such Designated Securities, the names of the Underwriters of such Designated Securities, the names of the Representatives of such Underwriters and the principal amount of such Designated Securities to be purchased by each Underwriter and shall set forth the date, time and manner of delivery of such Designated Securities and payment therefor. The Pricing Agreement shall also specify (to the extent not set forth in the Fiscal Agency Agreement and the registration statement and prospectus with respect thereto) the terms of such Designated Securities. A Pricing Agreement shall be in the form of an executed writing (which may be in counterparts), and may be evidenced by an exchange of telegraphic communications or any other rapid transmission device designed to produce a written record of communications transmitted. The obligations of the Underwriters under this Agreement and each Pricing Agreement shall be several and not joint.

2. Representations and Warranties. CAF represents and warrants to, and agrees with, each Underwriter that:

(a) (i) CAF has filed with the Securities and Exchange Commission (the “Commission”) a registration statement under Schedule B relating to the Designated Securities (such registration statement, including any amendment thereto and any information in a prospectus deemed to be a part thereof pursuant to Rule 430C, the “Registration Statement”); the Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered or to be delivered to the Representatives for each of the Underwriters, excluding exhibits to the Registration Statement, have been declared effective by the Commission in such form; no other document with respect to the Registration Statement has heretofore been filed or transmitted for filing with the Commission (other than any prospectus filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act of 1933, as amended (the “1933 Act”) or any issuer free writing prospectus filed pursuant to Rule 433(d) of the 1933 Act, each in the form heretofore delivered to the Representatives); and no stop order suspending the effectiveness of the Registration Statement and no proceeding for that purpose has been initiated or threatened by the Commission. The term “Statutory Prospectus” as of any time means the prospectus relating to the Designated Securities that is included in the Registration Statement immediately prior to the time of the first contract of sale for the Designated Securities, including any basic prospectus or prospectus supplement deemed to be a part thereof pursuant to Rule 430C that has not been superseded or modified. The term “Final Prospectus” means the Statutory Prospectus that discloses the public offering price and other final terms of the Designated Securities and otherwise satisfies Section 10(a) of the 1933 Act.

(ii) (A) At the earliest time after the filing of the Registration Statement that CAF or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act) of the Designated Securities and (B) at the date of the applicable Pricing Agreement, CAF was not, and is not, an “ineligible issuer,” as defined in Rule 405 of the 1933 Act.

(b) (i) (A) At the time the Registration Statement initially became effective, (B) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether by post-effective amendment or form of prospectus) and (C) at the Time of Delivery (as defined in Section 4 hereof), the Registration Statement conformed, and will conform, in all respects to the requirements of the 1933 Act and the rules and regulations of the Commission thereunder and does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (A) on the date of the Final Prospectus, (B) at the time of filing the Final Prospectus pursuant to Rule 424(b) of the 1933 Act and (C) at the Time of Delivery, the Final Prospectus conformed, and will conform, in all respects to the requirements of the 1933 Act and the rules and regulations of the Commission thereunder and does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to CAF by an Underwriter of Designated Securities through the Representatives specifically for use therein.

(ii) As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus (as defined in Section 20(c) hereof) issued at or prior to the Applicable Time and the Statutory Prospectus identified on Schedule III of the Pricing Agreement relating to the Designated Securities, and any other documents listed or disclosures stated on Schedule III of the Pricing Agreement relating to the Designated Securities, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus (as defined in Section 20(c) hereof), when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence shall not apply to statements in or omissions from any prospectus included in the Registration Statement, any Statutory Prospectus or any Issuer Free Writing Prospectus (as defined in Section 20(c) hereof) in reliance upon and in conformity with written information furnished to CAF by any Underwriter of Designated Securities through the Representatives specifically for use therein. The term “Applicable Time” has the meaning given to such term in the relevant Pricing Agreement.

(iii) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Designated Securities or until any earlier date that CAF notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement; provided, however, that this representation and warranty shall not apply to information included in any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to CAF by any Underwriter of Designated Securities through the Representatives specifically for use therein. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, (i) CAF has promptly notified or will promptly notify the Representatives, and (ii) if requested by the Representatives, CAF will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(c) The Convenio Constitutivo dated February 7, 1968, as amended (the “Constitutive Agreement”), pursuant to which CAF was established, has been duly executed and ratified by all of the signatory countries thereto and constitutes a legally binding obligation of each Full Member Shareholder Country (collectively, the “Signatory Countries”) under public international law.

(d) CAF has full power and authority under its Constitutive Agreement to execute and deliver this Agreement, any Pricing Agreement, the Fiscal Agency Agreement and the Securities, to incur the obligations to be incurred by it as provided in this Agreement, any Pricing Agreement, the Fiscal Agency Agreement and the Securities, and to perform and observe the provisions of this Agreement, any Pricing Agreement, the Fiscal Agency Agreement and the Securities on its part to be performed or observed.

(e) This Agreement has been duly authorized, executed and delivered by CAF and each Pricing Agreement as of its date will have been duly authorized, executed and delivered by CAF.

(f) The Fiscal Agency Agreement has been duly authorized by CAF and when executed and delivered by CAF at or prior to the Time of Delivery of the Designated Securities will constitute a valid and legally binding obligation of CAF enforceable in accordance with its terms.

(g) The Securities have been duly authorized, and, when Designated Securities are issued and delivered pursuant to this Agreement and the Pricing Agreement with respect to such Designated Securities, such Designated Securities will have been duly executed, authenticated, issued, paid for and delivered against payment therefor in accordance with the Fiscal Agency Agreement, and will constitute valid and legally binding obligations of CAF enforceable in accordance with their terms.

(h) The Designated Securities, when issued and delivered pursuant to this Agreement, the Pricing Agreement relating to the Designated Securities and the Fiscal Agency Agreement, assuming payment therefor, will be direct, unconditional, unsecured and general obligations of CAF that will rank pari passu without any preference among themselves and with all other unsecured indebtedness of CAF in respect of monies borrowed by CAF and guarantees given by CAF for monies borrowed by others (“Indebtedness”), other than such obligations as may be preferred by provisions of law that are both mandatory and of general application.

(i) There is no constitutional provision, nor any provision of any treaty, convention, statute, law, regulation, decree, court order or similar authority binding upon CAF, nor any provision of any contract, agreement or instrument to which CAF is a party, which would be contravened or breached in any material respect, or under which a material default would arise or a moratorium in respect of any obligations of CAF be effected, as a result of the execution and delivery of this Agreement, any Pricing Agreement or the Fiscal Agency Agreement, the issue of the Securities as contemplated herein and in the General Disclosure Package and the Fiscal Agency Agreement or as a result of the performance or observance by CAF of any of the terms of this Agreement, any Pricing Agreement, the Fiscal Agency Agreement or the Securities.

(j) No consent, approval (including exchange control approval), authorization, order, registration or qualification of or with any court or governmental agency or other regulatory body in any Signatory Country is required for (i) the execution, delivery and performance by CAF of this Agreement, any Pricing Agreement, the Fiscal Agency Agreement or the Securities, (ii) the validity or enforceability against CAF of this Agreement, any Pricing Agreement, the Fiscal Agency Agreement or the Securities, or (iii) the issue, sale or delivery of the Securities.

(k) There is no pending legal action or proceeding affecting CAF which (i) CAF has reasonable cause to believe might individually or in the aggregate have a material adverse effect on the economic, fiscal or financial condition of CAF or (ii) purports to affect the legality, validity or enforceability of this Agreement, any Pricing Agreement, the Fiscal Agency Agreement or the Securities; and, to the best of CAF’s knowledge, no such actions or proceedings are threatened or contemplated by governmental authorities or threatened by others.

(l) With respect to any Designated Securities, prior to the issuance of such Designated Securities, no event will have occurred (and will be continuing) which, had the Securities already been issued, would (with the giving of notice and/or the passage of time) constitute an Event of Default under the Securities (as defined therein).

(m) There is no income, stamp or other tax, levy, impost, deduction or other charge imposed or levied (whether by withholding or otherwise) by any Signatory Country or any other governmental, revenue or taxing authority on or by virtue of the execution or delivery by CAF of this Agreement, any Pricing Agreement, the Fiscal Agency Agreement or the Securities, the enforcement hereof or thereof against CAF, or any payment to be made by CAF, pursuant hereto or thereto.

(n) Under the treaties, conventions, statutes, laws and by-laws governing CAF and laws of each Signatory Country, neither CAF nor any of its property has any immunity from jurisdiction of any court or from set-off or any legal process, except as provided under Chapter VIII of the Constitutive Agreement. Subject to the last sentence of Section 15 hereof, the waiver of immunity by CAF contained in Section 15 hereof and in the Fiscal Agency Agreement and the Securities, and the appointments of the Authorized Agent in Section 15 hereof and in the Fiscal Agency Agreement and the Securities, the consents by CAF to the jurisdiction of the courts specified in Section 15 hereof and in the Fiscal Agency Agreement and the Securities, and the provisions that the law of the State of New York shall govern this Agreement, any Pricing Agreement, the Fiscal Agency Agreement and the Securities as provided in Section 14 hereof and in the Fiscal Agency Agreement and the Securities, are (or will be, when granted) irrevocably binding on CAF, notwithstanding the provisions of Article 54 of the Constitutive Agreement.

(o) CAF maintains a system of internal control over financial reporting based on the criteria for effective internal control determined in the Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission that has been designed by CAF’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the preparation of reliable financial statements for external purposes in accordance with generally accepted accounting principles. CAF’s internal control over financial reporting is effective and CAF is not aware of any material weaknesses in its internal control over financial reporting.

(p) Neither CAF nor, to the best of the knowledge of CAF, any director, officer, agent, employee, affiliate of or other person acting on behalf of CAF has engaged in any activity or conduct which would violate any applicable anti-bribery or anti-corruption law or regulation.

(q) The operations of CAF are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving CAF with respect to the Money Laundering Laws is pending or, to the best of CAF’s knowledge, threatened.

(r) Except as otherwise disclosed in the General Disclosure Package, none of CAF or, to the knowledge of CAF, any director, officer, agent, employee, affiliate or representative of CAF is an individual or entity (a “Person”) the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”); CAF is not located, organized under the laws of, or resident in, a country or territory that is subject to a general export, import, financial or investment embargo under any Sanctions (currently, Cuba, Iran, North Korea, Syria and the Crimea Region of Ukraine); and CAF will not directly or indirectly use the proceeds of the sale of the Designated Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person that, at the time of such funding, is the subject of Sanctions, or in any country or territory that is subject to a general export, import, financial or investment embargo under any Sanctions (currently, Cuba, Iran, North Korea, Syria and the Crimea Region of Ukraine), in any manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions; provided, that, for purposes of this subsection (r) of Section 2, a Person shall not be deemed to be an affiliate solely as a result of a minority shareholding in CAF.

3. Execution of Pricing Agreements. Upon the execution of the Pricing Agreement applicable to any Designated Securities and authorization by the Representatives of the release of such Designated Securities, the several Underwriters propose to offer such Designated Securities for sale upon the terms and conditions set forth in the Statutory Prospectus.

4. Delivery and Payment. Designated Securities to be purchased by each Underwriter pursuant to the Pricing Agreement relating thereto, in the form specified in such Pricing Agreement, and in such authorized denominations and registered in such names as the Representatives may request with at least forty-eight hours’ prior notice, to CAF, shall be delivered by or on behalf of CAF to the Representatives for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by CAF to the Representatives at least forty-eight hours in advance, all in the manner and at the place and time and date specified in such Pricing Agreement or at such other place and time and date as the Representatives and CAF may agree upon in writing, such time and date being herein called the “Time of Delivery” for such Securities.

5. Agreements. CAF agrees with each of the Underwriters of any Designated Securities that:

(a) CAF will prepare the Statutory Prospectus in relation to the applicable Designated Securities in a form approved by the Representatives and file such Statutory Prospectus pursuant to Rule 424(b) under the 1933 Act not later than the Commission’s close of business on the second business day following the execution and delivery of the Pricing Agreement relating to the applicable Designated Securities, or, if applicable, such earlier time as may be required by Rule 424(b) under the 1933 Act and will make no further amendment or any supplement to the Registration Statement or the Statutory Prospectus after the date of the Pricing Agreement relating to such Designated Securities and prior to the Time of Delivery for such Designated Securities which shall be disapproved by the Representatives promptly after reasonable notice thereof and advise the Representatives promptly of any such amendment or supplement after such Time of Delivery and furnish Representatives with copies thereof. During such time as the delivery of a prospectus is (or but for the exemption in Rule 172 of the 1933 Act would be) required in connection with the offering or sale of Designated Securities, CAF will advise the Representatives, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Statutory Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Securities, of the suspension of the qualification of such Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Statutory Prospectus or for additional information; and in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Securities or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order. CAF will update the Registration Statement and the Statutory Prospectus as required under the 1933 Act in connection with any offering of any Designated Securities.

(b) During the period beginning from the date of the Pricing Agreement for such Designated Securities and continuing to and including the later of (i) the termination of trading restrictions for such Designated Securities, as notified to CAF by the Representatives and (ii) the Time of Delivery for such Designated Securities, CAF will not offer, sell, contract to sell or otherwise dispose of any debt securities similar to the Designated Securities issued or guaranteed by CAF to be placed in the international or U.S. capital markets that are denominated in US Dollars, which mature more than one year after such Time of Delivery, without the prior written consent of the Representatives.

(c) Within the period during which a prospectus relating to the Securities is (or but for the exemption in Rule 172 of the 1933 Act would be) required to be delivered under the 1933 Act, CAF will comply with all requirements imposed upon CAF by the 1933 Act, as now and hereafter amended, and by the rules and regulations thereunder, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions hereof and by the Statutory Prospectus. If at any time during such period, any event occurs as a result of which the Statutory Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Statutory Prospectus to comply with the 1933 Act or rules and regulations thereunder, CAF will promptly prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.

(d) As soon as practicable, but not later than 16 months, after the date of a Pricing Agreement, CAF will make generally available to its securityholders an earning statement covering a period of at least 12 months beginning after the date of such Pricing Agreement and satisfying the provisions of Section 11(a) of the 1933 Act.

(e) CAF will furnish to counsel for the Underwriters, on behalf of the Representatives, without charge, a reasonable number of copies of the Registration Statement (including one signed copy with all exhibits thereto) and each amendment thereto which shall become effective on or prior to the Time of Delivery of the Designated Securities, together with any Statutory Prospectus relating to such Designated Securities filed pursuant to Rule 424 under the 1933 Act; and, so long as the delivery of a prospectus by an underwriter or dealer may be (or but for the exemption in Rule 172 of the 1933 Act would be) required by the 1933 Act, as many copies of any Statutory Prospectus and any amendments thereof and supplements thereto as the Representatives may reasonably request.

(f) CAF will furnish such information, execute such instruments and take such actions as may be required to qualify the Designated Securities for offering and sale under the applicable securities or Blue Sky laws of such jurisdictions of the United States and outside of the United States as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Designated Securities including without limitation, obtaining the approval of the application for listing referred to in Section 6(a)(ix) hereof; provided, however, that CAF shall not be required to file a consent to service of process in any such jurisdiction.

(g) So long as the Securities are outstanding CAF will furnish to the Representatives, upon request, copies of all reports and financial statements filed with the Commission or any national securities exchange in the United States.

(h) CAF has complied and will comply with the provisions of Rule 433 of the 1933 Act that apply to CAF.

6. Expenses.

(a) Except as provided in Section 6(b) hereof, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, CAF will pay all costs and expenses incident to the performance of the obligations of CAF hereunder, including, without limiting the generality of the foregoing, (i) the fees, disbursements and expenses of CAF’s counsel and accountants, (ii) all costs and expenses incident to the preparing, printing, filing and distributing of this Agreement, any Pricing Agreement, the Registration Statement (including all exhibits thereto), any Statutory Prospectus, the Final Prospectus, any amendments or supplements thereto and each Issuer Free Writing Prospectus, (iii) all costs and expenses of printing and distributing the Fiscal Agency Agreement, and the fees and expenses of the Fiscal Agent and any paying agents under the Fiscal Agency Agreement, (iv) all costs and expenses in connection with the engraving, printing, issuance and delivery to the Underwriters of the Securities, (v) all costs and expenses in respect of the determination of the eligibility of the Securities for investment and the qualification of the Securities in accordance with the provisions of Section 5(f) hereof, including filing fees and fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation and printing of any Blue Sky Memorandum and Legal Investment Survey in respect of the Securities, (vi) the printing and delivery (including costs of mailing and shipping) to the Underwriters, in quantities as hereinabove stated, of copies of the documents referred to in Section 5(e) hereof, (vii) any fees charged by securities rating services for rating the Securities, (viii) all expenses incurred by CAF in the marketing of the Securities, including expenses incurred in connection with any presentations to potential investors made jointly by the Underwriters and CAF and (ix) the listing and filing fees and similar expenses incurred in listing the Designated Securities on any stock exchange including the fees paid to qualify the Designated Securities with the Financial Conduct Authority and for listing on the London Stock Exchange and (x) all other costs and expenses incident to the performance of CAF’s obligations hereunder which are not otherwise specifically provided for in this Section. Except as provided in this Section 6, the Underwriters will pay all of their own costs and expenses, including fees and disbursements of their counsel.

(b) If the sale of Designated Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 7 hereof is not satisfied or because of any refusal, inability or failure on the part of CAF to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, or if the Pricing Agreement relating to the Designated Securities is terminated pursuant to the provisions of Section 10(i), CAF will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of United States counsel and counsel for each Signatory Country) up to an aggregate amount of one hundred thousand US Dollars (USD 100,000.00) that shall have been incurred by them in making preparations for the purchase, sale and delivery of the Designated Securities.

7. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters of any Designated Securities under the Pricing Agreement relating to such Designated Securities shall be subject, in the discretion of the Representatives, to the condition that all of the representations and warranties and other statements of CAF in or incorporated by reference in the Pricing Agreement relating to such Designated Securities are, at and as of the Time of Delivery for such Designated Securities, true and correct, the condition that CAF shall have performed all of its obligations hereunder theretofore to be performed and to the following additional conditions.

(a) No stop order suspending the effectiveness of the Registration Statement or any part thereof, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Commission; any request of the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives; and the Statutory Prospectus in relation to the applicable Designated Securities shall have been filed with the Commission pursuant to Rule 424(b) under the 1933 Act within the applicable time period prescribed for such filing by the rules and regulations under the 1933 Act and in accordance with Section 5(a) of this Agreement.

(b) The General Counsel of CAF shall have furnished to the Representatives his written opinion, dated the Time of Delivery for such Designated Securities, in form and substance satisfactory to the Representatives, to the effect that:

(i) The Constitutive Agreement has been duly executed and ratified by all of the Signatory Countries, all amendments thereto have been duly adopted and are in full force and effect, and the Constitutive Agreement constitutes a legally binding obligation of each Signatory Country under public international law;

(ii) CAF has full power and authority under its Constitutive Agreement to execute and deliver this Agreement, the Pricing Agreement with respect to the Designated Securities, the Fiscal Agency Agreement and the Designated Securities, to incur the obligations to be incurred by it as provided herein and therein, and to perform and observe the provisions hereof and thereof on its part to be performed or observed;

(iii) The execution, delivery and performance by CAF of this Agreement, the Pricing Agreement with respect to the Designated Securities, the Fiscal Agency Agreement and the Designated Securities are in compliance with CAF’s Constitutive Agreement and have been duly authorized by all necessary action on its part and no constitutional, legislative, executive, administrative or other governmental action on the part of any Signatory Country is necessary in order to duly authorize the execution, delivery and performance by CAF of this Agreement, the Pricing Agreement with respect to the Designated Securities, the Fiscal Agency Agreement and the Designated Securities;

(iv) Each of this Agreement, the Pricing Agreement with respect to the Designated Securities and the Fiscal Agency Agreement has been duly authorized, executed and delivered by CAF, and each of this Agreement, the Pricing Agreement with respect to the Designated Securities and the Fiscal Agency Agreement constitutes a valid and legally binding obligation of CAF enforceable in accordance with its terms;

(v) The Designated Securities have been duly authorized, executed, issued and delivered by CAF in accordance with the Fiscal Agency Agreement and, assuming due authentication and delivery by the Fiscal Agent, constitute valid and legally binding obligations of CAF enforceable in accordance with their terms; when issued and delivered pursuant to this Agreement, the Pricing Agreement with respect to the Designated Securities and the Fiscal Agency Agreement, assuming payment therefor, the Designated Securities will be direct, unconditional, unsecured and general obligations of CAF that will rank pari passu without any preference among themselves and with all other Indebtedness of CAF, other than such obligations as may be preferred by provisions of law that are both mandatory and of general application; and the Designated Securities and the Fiscal Agency Agreement conform to the descriptions thereof in the General Disclosure Package;

(vi) The obligations of CAF’s shareholders (including, without limitation, the holders of the Series C shares) to pay the subscription price of the capital which has been subscribed by the shareholders, to the extent described in the General Disclosure Package, are unconditional and absolute obligations of each such shareholder, requiring no further consents or approvals on the part of any such shareholder, and are enforceable against each such shareholder in accordance with the terms of the subscription agreements pursuant to which such capital was issued, and in accordance with the Constitutive Agreement;

(vii) There is not any provision of any contract, agreement or instrument to which CAF is a party, nor to the best of such counsel’s knowledge, any constitutional provision, or any provision of any treaty, convention, statute, law, regulation, decree, court order or similar authority binding upon CAF, which would be contravened or breached in any respect, or under which a default would arise or a moratorium in respect of any obligations of CAF be effected which breach, default or moratorium would be material with respect to CAF as a whole, as a result of the execution and delivery of this Agreement, the Pricing Agreement with respect to the Designated Securities or the Fiscal Agency Agreement, the issue and sale of the Designated Securities as contemplated herein, in the Pricing Agreement with respect to the Designated Securities and in the General Disclosure Package, or the performance or observance by CAF of any of the terms of this Agreement, the Pricing Agreement with respect to the Designated Securities, the Fiscal Agency Agreement or the Designated Securities;

(viii) Under the Constitutive Agreement, no consent, approval (including exchange control approval), authorization, order, registration or qualification of or with any court or governmental agency or other regulatory body of any Signatory Country is required for (A) the due execution, delivery and performance by CAF of any of this Agreement, the Pricing Agreement with respect to the Designated Securities, the Fiscal Agency Agreement or the Designated Securities, (B) the validity or enforceability against CAF of any of this Agreement, the Pricing Agreement with respect to the Designated Securities, the Fiscal Agency Agreement or the Designated Securities, or (C) the issue, sale or delivery of the Designated Securities;

(ix) To the best of such counsel’s knowledge, there is no pending or threatened legal action or proceeding affecting CAF which (A) such counsel has reasonable cause to believe might individually or in the aggregate have a material adverse effect on the economic, fiscal or financial condition of CAF or (B) purports to affect the legality, validity or enforceability of this Agreement, the Pricing Agreement with respect to the Designated Securities or the Fiscal Agency Agreement;

(x) No event has occurred (and is continuing) which, had the Designated Securities already been issued, would (with the giving of notice and/or the passage of time) constitute an Event of Default under the Securities;

(xi) There is no income, stamp or other tax, levy, impost, deduction or other charge imposed or levied (whether by withholding or otherwise) by any Signatory Country or any governmental agency thereof or other governmental, revenue or taxing authority or agency of any Signatory Country on or by virtue of the execution or delivery by CAF of this Agreement, the Pricing Agreement with respect to the Designated Securities, the Fiscal Agency Agreement or the Designated Securities, the enforcement hereof or thereof against CAF, or any payment to be made by CAF, pursuant hereto or thereto;

(xii) Under the Constitutive Agreement and the laws of each Signatory Country, neither CAF nor any of its property has any immunity from jurisdiction of any court or from set-off or any legal process, except as provided under Chapter VIII of the Constitutive Agreement. Subject to the last sentence of Section 15 hereof, the waiver of immunity by CAF contained in Section 15 hereof and in the Fiscal Agency Agreement and the Designated Securities and the appointments of the Authorized Agent in Section 15 hereof and the Fiscal Agency Agreement and the Designated Securities, the consents by CAF to the jurisdiction of the courts specified in Section 15 hereof and in the

Fiscal Agency Agreement and the Designated Securities, and the provisions that the law of the State of New York shall govern this Agreement, the Pricing Agreement with respect to the Securities, the Fiscal Agency Agreement and the Designated Securities as provided in Section 14 hereof and in the Fiscal Agency Agreement and the Designated Securities, are irrevocably binding on CAF, and service of process effected in the manner set forth in Section 15 hereof and in the Fiscal Agency Agreement and the Designated Securities will be effective, insofar as public international law and the Constitutive Agreement is concerned, to confer valid personal jurisdiction over CAF notwithstanding the provisions of Article 54 of the Constitutive Agreement;

(xiii) The Registration Statement and the Statutory Prospectus, and their filing with the Commission have been duly authorized by and on behalf of CAF, and the Registration Statement has been duly executed by and on behalf of CAF, and the information in the Registration Statement, as amended, and the Statutory Prospectus, stated on the authority of executive officials of CAF has been stated in their official capacities thereunto duly authorized;

(xiv) The statements in the General Disclosure Package and the Final Prospectus, under the captions “Legal Status of CAF”, “Capital Structure” and “Description of the Debt Securities” insofar as matters of public international law are concerned, are correct in all material respects; and

(xv) In addition, such counsel shall have furnished the Underwriters with a letter, dated the Time of Delivery for such Designated Securities, in form and substance satisfactory to the Representatives, to the effect that:

(A) No information has come to such counsel’s attention that causes such counsel to believe that any part of the Registration Statement (except the financial statements and other financial or statistical data included therein as to which such counsel need express no view) as of its effective date or as of the Time of Delivery, or any amendment thereto as of its effective date or as of the Time of Delivery, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(B) No information has come to such counsel’s attention that causes such counsel to believe that the Final Prospectus (except the financial statements and other financial or statistical data included therein as to which such counsel need express no view) as of the date of the Pricing Agreement or as of the Time of Delivery, or any amendment or supplement thereto, as of its issue date or as of the Time of Delivery, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

(C) No information has come to such counsel’s attention that causes such counsel to believe that the General Disclosure Package (except the financial statements and other financial or statistical data included therein as to which such counsel need express no view), as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

Such counsel may state that he is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the General Disclosure Package or the Final Prospectus, except for statements in the sections “Legal Status of CAF” and except as set forth in item 7(b)(xiv) of such counsel’s opinion set forth above, and that such counsel makes no representation that such counsel has independently verified the accuracy, completeness and fairness of such statements. Such counsel may further state that such counsel’s opinion is limited to matters of public international law and the Constitutive Agreement.

(c) Sullivan & Cromwell, United States counsel to CAF or other United States counsel satisfactory to the Representatives, shall have furnished to the Representatives their written opinion, dated the Time of Delivery for such Designated Securities, in form and substance satisfactory to the Representatives, to the effect that:

(i) This Agreement and the Pricing Agreement with respect to the Designated Securities have been duly executed and delivered by CAF insofar as the Federal laws of the United States and the laws of the State of New York are concerned;

(ii) The Registration Statement has become effective under the 1933 Act and, to the best of such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose are pending before or are threatened by the Commission;

(iii) The Fiscal Agency Agreement has been duly executed and delivered by CAF and constitutes a valid and binding obligation of CAF enforceable in accordance with its terms insofar as the Federal laws of the United States and the laws of the State of New York are concerned, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(iv) The Designated Securities have been duly executed by CAF and, when authenticated and delivered against payment thereof in accordance with the Fiscal Agency Agreement, this Agreement and the Pricing Agreement, will have been duly issued and delivered and will constitute valid and binding obligations of CAF enforceable in accordance with their terms insofar as the Federal laws of the United States and the laws of the State of New York are concerned, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Designated Securities and the Fiscal Agency Agreement conform in all material respects to the descriptions thereof in each of the General Disclosure Package and the Final Prospectus;

In rendering the opinions referred to in subsections (c)(i), (iii) and (iv) of Section 7, such counsel may state that, other than to the extent stated in subsections (c)(i), (iii) and (iv), such counsel has assumed that this Agreement, the Pricing Agreement, the Fiscal Agency Agreement and the Designated Securities have been duly authorized, executed and delivered by CAF;

(v) All regulatory consents, authorizations, approvals and filings required to be obtained or made by CAF under the Federal laws of the United States and the laws of the State of New York for the issuance, sale and delivery of the Designated Securities by CAF to the Underwriters or the consummation by CAF of the transactions contemplated by this Agreement, the Pricing Agreement relating to the Designated Securities or the Fiscal Agency Agreement have been obtained or made, except that such counsel may express no opinion as to any consents, authorizations, approvals and filings required to be made under any blue sky or other securities laws of the State of New York;

(vi) Assuming due authorization, execution and delivery of this Agreement by the Underwriters and subject to the last sentence of Section 15 of this Agreement, under the laws of the State of New York relating to personal jurisdiction, CAF has, pursuant to Section 15 of this Agreement, validly and irrevocably submitted to the jurisdiction of any New York State or United States federal court located in the Borough of Manhattan, The City of New York, in any action, suit or proceeding brought by any Underwriter or any person who controls an Underwriter arising out of or relating to this Agreement or any Pricing Agreement, has validly and irrevocably waived any objection to the venue of any such action, suit or proceeding in any such court, has validly and irrevocably waived and agreed not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum, and has validly and irrevocably appointed CT Corporation System in The City of New York as its authorized agent for the purpose described in Section 15 hereof; and service of process effected on such agent in the manner set forth in Section 15 hereof will be effective to confer valid personal jurisdiction over CAF;

(vii) The discussion of certain U.S. Federal income tax considerations set forth in the Final Prospectus under the caption “Taxation – United States Taxation”, is accurate in all material respects, subject to the limitations set forth therein;

(viii) CAF is not an “investment company” or an entity “controlled” by an “investment company” as those terms are defined in the Investment Company Act of 1940, as amended; and

(ix) In addition, such counsel shall have furnished the Underwriters with a letter, dated the Time of Delivery for such Designated Securities, in form and substance satisfactory to the Representatives, to the effect that, on the basis of the review described in the letter: (A) the statements contained under the captions “Description of the Debt Securities” and “Taxation – United States Taxation” in the Statutory Prospectus and “Description of the Notes” in the Final Prospectus, insofar as such statements describe provisions of United States Federal tax law or of the Designated Securities or the Fiscal Agency Agreement, constitute a fair and accurate summary of such provisions in all material respects, (B) the Registration Statement or any further amendment thereto made by CAF prior to the Time of Delivery for the Designated Securities, as of the effective date of the Registration Statement, and the Final Prospectus, as of its date (and, if applicable, any amendment or supplement thereto, as of its date), appeared on their face to be appropriately responsive, in all material respects relevant to the offering of the Designated Securities, to the requirements of the 1933 Act and the applicable rules and regulations of the Commission thereunder, (C) nothing that came to such counsel’s attention in the course of such review has caused such counsel to believe that, insofar as relevant to the offering of the Designated Securities, (x) the Registration Statement or any further amendment thereto made by CAF prior to the Time of Delivery for the Designated Securities, as of the effective date of the Registration Statement, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (y) the General Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or (z) the Final Prospectus, as of its date (and, if applicable, any amendment or supplement thereto, as of its date), contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (D) nothing that came to such counsel’s attention in the course of such review has caused such counsel to believe that the Final Prospectus, as of the time of delivery of the letter, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Such counsel may state that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, any post-effective amendment thereto, the Final Prospectus or the General Disclosure Package, except to the extent specifically noted in (A) above. Also, such counsel may state that such counsel does not express any opinion or belief as to the financial statements or other financial data derived from accounting records or the statistical data relating to the shareholder countries contained in the Registration Statement, any post-effective amendment thereto, the Statutory Prospectus, the Final Prospectus or the General Disclosure Package, as to management’s report of its assessment of the effectiveness of CAF’s internal control over financial reporting or the auditors’ report on management’s assertion as to CAF’s internal control over financial reporting, each as included in the Registration Statement, any post-effective amendment thereto, the Statutory Prospectus, the Final Prospectus or the General Disclosure Package, or as to statements made in the Statutory Prospectus, the Final Prospectus or the General Disclosure Package relating to (i) the interpretation of the provisions of the Constitutive Agreement or (ii) matters of law other than the Federal laws of the United States or the laws of the State of New York.

In rendering the opinion and the letter referred to in this Section 7(c), such counsel may state that such opinion is limited to the Federal laws of the United States and the laws of the State of New York

(d) The Representatives shall have received the opinion or opinions of Wilmer, Cutler & Pickering, United States counsel for the Underwriters, or other United States counsel satisfactory to the Representatives, with respect to the validity of the Designated Securities, the Registration Statement, the Final Prospectus and the General Disclosure Package, this Agreement, the Pricing Agreement with respect to the Designated Securities, the Fiscal Agency Agreement and other related matters as the Representatives may reasonably require. In rendering such opinion or opinions, such counsel may rely as to all matters of public international law upon the opinion of the General Counsel of CAF referred to above, and as to all matters of the laws of any Signatory Country upon the opinions of attorneys licensed to practice in such jurisdictions.

(e) The Representatives shall have received the opinion of Venezuelan counsel to the Underwriters, with respect to the validity of the Designated Securities, the Registration Statement, the Final Prospectus and the General Disclosure Package, this Agreement, the Pricing Agreement, with respect to the Designated Securities, the Fiscal Agency Agreement and other related matters as the Representatives may reasonably require. In rendering such opinion or opinions, such counsel may rely as to all matters of United States law upon the opinion of the U.S. counsel to the Underwriters referred to above, and as to all matters of the laws of any Signatory Country upon the opinions of attorneys licensed to practice in such jurisdictions.

(f) The Representatives shall have received the opinions of Argentine counsel to the Underwriters, Bolivian counsel to the Underwriters, Brazilian counsel to the Underwriters, Colombian counsel to the Underwriters, Ecuadorian counsel to the Underwriters, Panamanian counsel to the Underwriters, Paraguayan counsel to the Underwriters, Peruvian counsel to the Underwriters, Venezuelan counsel to the Underwriters and Uruguayan counsel to the Underwriters with respect to the valid and binding nature of the Constitutive Agreement as an international treaty obligation of each of the respective Signatory Countries and with respect to such other matters as the Representatives may reasonably require.

(g) On the date of the Pricing Agreement for such Designated Securities and at the Time of Delivery for such Designated Securities, the independent accountants of CAF who have certified the financial statements of CAF included in the Registration Statement shall have furnished to the Representatives a letter, dated the date of the Pricing Agreement with respect to the Designated Securities, and a letter, dated the Time of Delivery of the Designated Securities, respectively, as to such matters as the Representatives may reasonably request and in form and substance satisfactory to the Representatives. The letter delivered on the date of the execution of the Pricing Agreement with respect to the Designated Securities shall include the matters set forth in Annex II hereto and the letter delivered at the Time of Delivery of the Designated Securities shall update the letter dated the date of the Pricing Agreement with respect to the Designated Securities as of the Time of Delivery of the Designated Securities.

(h) Subsequent to the execution and delivery of this Agreement and on or prior to the Time of Delivery of the Designated Securities (i) there shall not have occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting CAF which, in the sole judgment of the Representatives materially impairs the investment quality of the Designated Securities; (ii) no proceeding shall be pending or threatened to restrain or enjoin the issuance, sale or delivery of the Designated Securities or in any manner to question the laws, proceedings, directives, resolutions, approvals, consents or orders under which the Designated Securities are to be issued or to question the validity of the Designated Securities, and none of said laws, proceedings, directives, resolutions, approvals, consents or orders shall have been repealed, revoked or rescinded in whole or in relevant part; (iii) the Designated Securities will be rated at least AA- by Standard & Poors and Aa3 by Moody’s Investors Service and there shall not have been any public announcement by Standard & Poors or Moody’s Investors Service that either such organization has under surveillance or review its rating of any debt securities of CAF (other than the announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); and (iv) there shall not have occurred any outbreak or escalation of major hostilities in which the United States or any Signatory Country is involved, any declaration of war by the United States or any Signatory Country or any other substantial national or international calamity or emergency if, in the sole judgment of the Representatives, the effect of any such outbreak, escalation, declaration, calamity or emergency materially impairs the investment quality of the Designated Securities.

(i) On or prior to the Time of Delivery of the first issuance of Designated Securities, CT Corporation System, as authorized agent of CAF in the City of New York for purposes of service of process, shall have accepted its appointment as authorized agent of CAF upon which process may be served in any action by any Underwriter or any person controlling any Underwriter, and arising out of or based upon this Agreement or any Pricing Agreement, which may be instituted in any State or federal court in the Borough of Manhattan, The City of New York.

(j) The Chief Financial Officer of CAF shall have delivered to the Representatives a certificate to the effect that, as of the Time of Delivery of the Designated Securities, the representations and warranties made in this Agreement and in the Pricing Agreement with respect to the Designated Securities remain true.

(k) On or prior to the Time of Delivery of the Designated Securities, counsel for the Underwriters shall have been furnished with such documents and information as they may require for the purpose of enabling them to pass upon the matters described in paragraphs (d) and (e) above, and the Representatives shall have received such documents, opinions and information as the Representatives may require in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by CAF in connection with the issuance and sale of the Designated Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives.

If any of the conditions specified in this Section 7 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions, certificates documents and information mentioned above or elsewhere in this Agreement or in the Pricing Agreement relating to the Designated Securities shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and their counsel at the Time of Delivery, the Pricing Agreement relating to the Designated Securities and all obligations of the Underwriters thereunder may be canceled at the Time of Delivery of the Designated Securities by the Representatives by notice to CAF in writing or by telephone, confirmed in writing by facsimile.

8. Indemnification and Contribution.

(a) CAF agrees to indemnify and hold harmless each Underwriter and each person who controls any Underwriter within the meaning of the 1933 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of an untrue statement or alleged untrue statement of a material fact contained in any Statutory Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, for any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of CAF; and

(iii) against any and all expense whatsoever, as incurred (including fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that CAF will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information furnished to CAF in writing by or on behalf of any Underwriter through the Representatives specifically for use in connection with the preparation of any Statutory Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus and as memorialized in the blood letter from the Representatives to CAF in the form attached to the Pricing Supplement as Schedule V.

(b) Each Underwriter severally agrees to indemnify and hold harmless CAF and each of its officials, including its authorized representative in the United States, who signs the Registration Statement, against any and all loss, liability, claim, damage and expense as incurred, but only with reference to information relating to such Underwriter furnished to CAF in writing by or on behalf of such Underwriter through the Representatives specifically for use in the preparation of the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under Section 8(a) or (b), as the case may be. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Representatives in the case of paragraph (a) of this Section 8, representing the indemnified parties under such paragraph who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clauses (i) and (iii). No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and an indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, which shall not be unreasonably withheld.

(d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraphs (a) or (b) of this Section 8 is due in accordance with its terms but is for any reason held by a court to be unavailable, on grounds of policy or other similar grounds, CAF and the Underwriters shall contribute to the aggregate losses, claims, damages and liabilities (including any legal or other expenses reasonably incurred in connection with investigating or defending same) to which CAF and one or more of the Underwriters may be subject in such proportion so that the Underwriters are responsible for that portion represented by the percentage that the total of the underwriting discounts appearing on the front cover page of the Prospectus bears to the total public offering price of the Designated Securities appearing thereon and CAF is responsible for the balance. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if indemnification is unavailable because the indemnified party failed to give the notice required in Section 8(c), then each indemnifying party will contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of CAF on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such loss, claims, damages or liabilities (or actions in respect thereof) as well as other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by CAF or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, (y) in no case shall any Underwriter be responsible for any amount in excess of the total of the underwriting discounts applicable to the Designated Securities purchased by such Underwriter hereunder and (z) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of the 1933 Act shall have the same rights to contribution as such Underwriter, subject to clauses (y) and (z) of this paragraph (d).

9. Default by One or More of the Underwriters. If one or more of the Underwriters shall default in its obligation to purchase the Designated Securities that it or they are obligated to purchase under the Pricing Agreement relating to such Designated Securities (the “Defaulted Securities”), the Representatives shall have the right, within 48 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms set forth in this Agreement and the Pricing Agreement relating to the Defaulted Securities; if, however, the Representatives have not completed such arrangements within such 48-hour period, then:

(a) if the principal amount of Defaulted Securities does not exceed 10% of aggregate principal amount of the Designated Securities set forth in Schedule I to the Pricing Agreement relating to the Designated Securities, the non-defaulting Underwriters shall be obligated to purchase the full amount thereof in the proportions that their respective Security underwriting obligations bear to the underwriting obligations of all non defaulting Underwriters; or

(b) if the principal amount of Defaulted Securities exceeds 10% of aggregate principal amount of Designated Securities set forth in Schedule I to the Pricing Agreement relating to the Designated Securities, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Designated Securities, and if such non-defaulting Underwriters do not purchase all the Designated Securities, the Pricing Agreement relating to the Designated Securities shall terminate without liability on the part of any non-defaulting Underwriters.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default that does not result in termination of the Pricing Agreement relating to the Defaulted Securities, either the Representatives or CAF shall have the right to postpone the Time of Delivery of the Designated Securities for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus as amended or supplemented, or in any other document or arrangements, and CAF agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representatives may thereby be made necessary. As used herein, the term “Underwriter” as used in this Agreement or any Pricing Agreement includes any person substituted for an Underwriter under this Section 9.

10. Termination. Any Pricing Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to CAF prior to delivery of and payment for all the Designated Securities relating to the respective Pricing Agreement subject to termination, if after the execution and delivery of the respective Pricing Agreement and prior to such time (i) there has been, since the respective dates as of which information is given in the Registration Statement, except as otherwise set forth or contemplated therein, any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of CAF, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets or any attack on or outbreak or escalation of hostilities or act of terrorism involving the United States or any Signatory Country or any declaration of war by Congress or any other national or international calamity or crisis the effect of which is such as to make it, in the judgment of the Underwriters, impracticable to market the Designated Securities or enforce contracts for the sale of the Designated Securities; or if there has occurred any change in national or international financial, economic or political conditions or currency exchange rates or exchange controls in Europe, the United States or elsewhere, which makes it impracticable or inadvisable in the reasonable judgment of the Underwriters to proceed with the public offering or delivery of the Designated Securities on the terms and in the manner contemplated in the General Disclosure Package or the Final Prospectus, or (iii) if trading in any securities of CAF has been suspended by the Commission or on any exchange where CAF’s securities are traded, or if trading generally on the New York Stock Exchange (the “NYSE”) has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by the NYSE, or by order of the Commission or any other governmental authority, or (iv) if a banking moratorium has been declared by either federal or New York or any Signatory Country authorities.

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of CAF and of the Underwriters set forth in or made pursuant to this Agreement or any Pricing Agreement will remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter or CAF or any of the controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 6 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. Except as otherwise expressly provided in this Agreement, all communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or sent by facsimile, at the address specified in Schedule II to the respective Pricing Agreement; or, if sent to CAF, will be mailed, delivered or sent by facsimile to the Vice President of Finance, Corporación Andina de Fomento, Avenida Luis Roche, Torre CAF, Altamira, Caracas, Venezuela.

13. Successors. This Agreement and each Pricing Agreement will inure to the benefit of and be binding upon the parties hereto and thereto and their respective successors and the controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder. No purchaser of any Security from any Underwriter shall be deemed to be a successor or assign merely by reason of such purchase. This Agreement and each Pricing Agreement may not be assigned by any party hereto without the prior written consent of each of the other parties hereto and thereto. Any purported assignment of this Agreement or any Pricing Agreement in contravention of this Section 13 shall be null and void.

14. Applicable Law. This Agreement and each Pricing Agreement will be governed by and construed in accordance with the laws of the State of New York.

15. Jurisdiction of Courts of New York and each Signatory Country. CAF hereby appoints CT Corporation System in The City of New York, presently located at 28 Liberty Street, New York, NY 10005, as its authorized agent (the “Authorized Agent”) upon which process may be served in any action by any Underwriter, or by any persons controlling such Underwriter, arising out of or based upon this Agreement or any Pricing Agreement, which may be instituted in any state or Federal court in the Borough of Manhattan, The City of New York, New York, and, subject to the last sentence of this Section 15, CAF expressly accepts the jurisdiction of any such court in respect of such action. Such appointment shall be irrevocable as long as any of the Securities remain outstanding unless and until the appointment of a successor Authorized Agent and such successor’s acceptance of such appointment shall have occurred. CAF will take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment or appointments in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service mailed or delivered to Corporación Andina de Fomento, Avenida Luis Roche, Torre CAF, Altamira, Caracas, Venezuela, Attention: General Counsel, shall be deemed in every respect effective service of process upon CAF. Notwithstanding the foregoing, any action by an Underwriter based upon this Agreement or any Pricing Agreement may be instituted by any Underwriter in any competent court in any Signatory Country. CAF hereby waives irrevocably, to the fullest extent permitted by law, any immunity from jurisdiction (except for immunity from execution on a judgment) to which it might otherwise be entitled in any action arising out of or based on this Agreement or any Pricing Agreement which may be instituted as provided in this Section 15 in any state or Federal court in The City of New York, New York, or in any competent court in any Signatory Country; provided, to the extent set forth in Article 47 of the Constitutive Agreement, that the revenues, assets and property of CAF located in any Signatory Country are not subject to execution or attachment in any proceeding brought in any court in any Signatory Country. CAF hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the venue of any aforesaid action arising out of or in connection with this Agreement or any Pricing Agreement brought in any such court and hereby further, to the fullest extent permitted by law, irrevocably waives and agrees not to plead or claim in any such court that any such action brought in any such court has been brought in an inconvenient forum. Notwithstanding anything in this Agreement or any Pricing Agreement to the contrary, CAF hereby reserves the right to plead sovereign immunity under the United States Foreign Sovereign Immunities Act of 1976 with respect to actions brought under United States Federal securities laws or any state securities laws, and such appointment of an authorized agent for service of process and such waiver of immunity shall not be interpreted to include actions brought under United States Federal securities laws or any state securities laws.

16. Representation of Underwriters. The Representatives will act for the several Underwriters in connection with the offering of the Securities, and any action under this Agreement or the Pricing Agreement relating to the Designated Securities taken by the Representatives will be binding upon all the Underwriters.

17. Currency. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder or under any Pricing Agreement in US Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the payee could purchase US Dollars with such other currency in The City of New York on the business day preceding the day on which final judgment is given. The obligation of either party in respect of a sum due from it to the other party hereunder shall, notwithstanding any judgment in a currency (the “judgment currency”) other than US Dollars, be discharged only to the extent that on the business day following receipt by such other party of any sum adjudged to be so due in the judgment currency such other party may in accordance with normal banking procedures purchase U.S. Dollars with the judgment currency; if the amount of US Dollars so purchased is less than the sum originally due to such other party in US Dollars; such first party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such other party against such loss, and if the amount of US Dollars so purchased exceeds the sum originally due to such other party, such other party agrees to remit to such first party such excess.

18. Counterparts. This Agreement and each Pricing Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

19. Selling Restrictions. Each Underwriter represents and agrees that it has not and will not offer, sell or deliver any of the Designated Securities directly or indirectly, or distribute the General Disclosure Package, the Statutory Prospectus, the Final Prospectus or any other offering material relating to the Designated Securities, in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof and in a manner that will not impose any obligations on CAF except as set forth in this Agreement.

20. Free Writing Prospectus.

(a) CAF represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of CAF and the Representatives, it has not made and will not make any offer relating to the Designated Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 of the 1933 Act, required to be filed with the Commission, except (i) the final term sheet described in paragraph (b) below and (ii) each free writing prospectus identified in Schedule IV to the applicable Pricing Agreement. Any such free writing prospectus consented to by CAF and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” CAF represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act, and has complied and will comply with the requirements of Rules 164 and 433 of the 1933 Act applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

(b) CAF will prepare a final term sheet relating to the Designated Securities, containing only information that describes the final terms of the Designated Securities, in the form included in Schedule III hereto or otherwise in a form consented to by the Representatives, and will file such final term sheet within the period required by Rule 433(d)(5)(ii) of the 1933 Act following the date such final terms have been established for all classes of the offering of the Designated Securities. Any such final term sheet is an Issuer Free Writing Prospectus and a Permitted Free Writing Prospectus for purposes of this Underwriting Agreement. Each Underwriter represents and agrees that, except as provided in the next sentence, it has not made and will not make any offer relating to the Designated Securities that would constitute a free writing prospectus without the prior consent of CAF, which consent shall not be unreasonably withheld. CAF consents to the use by any Underwriter of a free writing prospectus that contains only (i)(x) information describing the preliminary terms of the Designated Securities or their offering or (y) information that describes the final terms of the Designated Securities or their offering and that is included in the final term sheet of CAF contemplated in the first sentence of this subsection or (ii) other information that is not “issuer information,” as defined in Rule 433 of the 1933 Act, it being understood that any such free writing prospectus referred to in clauses (i) or (ii) above shall not be an Issuer Free Writing Prospectus for purposes of this Underwriting Agreement.

(c) The term “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act, relating to the Designated Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in CAF’s records pursuant to Rule 433(g) of the 1933 Act; the term “General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in a schedule to the applicable Pricing Agreement; and the term “Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

21. Absence of Fiduciary Relationship. In connection with the offering and sale of the Designated Securities, CAF acknowledges and agrees that:

(a) No Other Relationship. The Representatives have been retained solely to act as underwriters in connection with the sale of Designated Securities and that no fiduciary, advisory or agency relationship between CAF and the Representatives has been created in respect of any of the transactions contemplated by the Underwriting Agreement, the Pricing Agreement or the Final Prospectus, irrespective of whether the Representatives have advised or is advising CAF on other matters;

(b) Arm’s-Length Negotiations. The price of the Designated Securities set forth in the Pricing Agreement was established by CAF following discussions and arms-length negotiations with the Representatives, and CAF is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by the Pricing Agreement;

(c) Absence of Obligation to Disclose. CAF has been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of CAF and that the Representatives have no obligation to disclose such interests and transactions to CAF by virtue of any fiduciary, advisory or agency relationship; and

(d) Waiver. In connection with the offering and sale of the Designated Securities, CAF waives, to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representatives shall have no liability (whether direct or indirect) to CAF in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of CAF, including shareholders, employees or creditors of CAF.

22. Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including CAF, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.

23. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) For purposes of this Section 25, the following definitions apply:

(i) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

(ii) “Covered Entity” means any of the following:

(A) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(B) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(C) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

(iii) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(iv) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.”

Very truly yours,

Corporación Andina de Fomento

By:	/s/ Antonio Recine
Name:	Antonio Recine
Title:	Director of Financial Policies and International Issues

ANNEX I

PRICING AGREEMENT

[•]

[•], 20[•]

As Representatives of the several Underwriters

named in Schedule I to this Pricing Agreement

Ladies and Gentlemen:

Corporación Andina de Fomento (“CAF”), a multilateral financial institution, the Series A shareholders and full members of which are the Plurinational State of Bolivia, the Republics of Argentina, Colombia, Ecuador, Panama, Paraguay, Peru, and Trinidad and Tobago, the Federative Republic of Brazil, the Oriental Republic of Uruguay and the Bolivarian Republic of Venezuela (the “Full Member Shareholder Countries”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated August 6, 2015 (the “Underwriting Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”), for whom [•] are acting as Representatives, the Securities specified in Schedule II hereto (the “Designated Securities”). In connection with the offering and sale of the Designated Securities, each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety except to the extent such provision has been amended or otherwise modified by the provisions of this Pricing Agreement, and such incorporated provisions of the Underwriting Agreement, as amended by this Pricing Agreement, shall be deemed to be a part of this Pricing Agreement. Each reference to Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 16 of the Underwriting Agreement and the addresses of the Representatives referred to in Section 12 thereof are set forth at the end of Schedule II hereto.

A supplement to the Statutory Prospectus (as defined below) relating to the Designated Securities, in the form heretofore delivered to you, is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, CAF agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from CAF, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of the Designated Securities set forth opposite the name of each such Underwriter in Schedule I hereto.

Annex I-1

If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and CAF.

[Signature Pages Follow]

Annex I-2

Very truly yours,

Corporación Andina de Fomento

By:
Name:
Title:

Accepted as of the date hereof:

[●]

By:
Name:
Title:

[[●]

By:
Name:
Title:	]

As Representatives of the several

Underwriters named in Schedule I to

this Pricing Agreement

SCHEDULE I

Underwriter	Principal Amount of Designated Securities to Be Purchased
[●]	USD [●]
[●]	USD [●]

Total	USD [●]

SCHEDULE II

Title of Designated Securities:

[●] Notes due [●]

Aggregate principal amount:

USD [●]

Price to Public:

[●]% of the principal amount of the Designated Securities, plus accrued interest, if any, from [●]

Purchase Price by Underwriters:

[●]% of the principal amount of the Designated Securities, plus accrued interest, if any, from [●]

Form of Designated Securities:

Book-entry only form represented by one or more global securities deposited with The Depository Trust Company (“DTC”) or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC

Specified funds for payment of purchase price:

Federal (same-day) funds

Time of Delivery:

[●] (New York City time), [●]

Maturity:

[●]

Interest Rate:

[[●]% per annum]

Interest Payment Dates:

[●] and [●], with first interest payment date on [●]

Interest Payable From:

[●]

Redemption Provisions:

Redeemable in whole, but not part, for tax reasons

Sinking Fund Provisions:

No sinking fund provisions

Closing location for delivery of Designated Securities:

Offices of [●]

Listing:

[Application will be made to admit the Designated Securities to the Official List of the Financial Conduct Authority and to the London Stock Exchange for the Designated Securities to be admitted to trading on the Regulated Market of the London Stock Exchange.]

Name and address of the Representatives:

[●]

Fiscal Agency Agreement:

Fiscal Agency Agreement, dated as of March 17, 1998, between CAF and The Bank of New York (as successor to JPMorgan Chase Bank, N.A.)

SCHEDULE III

General Disclosure Package

1.	Prospectus dated [●] as supplemented by Preliminary Prospectus Supplement, dated [●].

2.	Final Term Sheet dated [●], substantially in the form and substance set forth below:

Corporación Andina de Fomento

USD [●] of [●] Notes due 20[●]

Issuer:	Corporación Andina de Fomento

Ratings(1):	Moody’s: [●] / S&P: [●)] / Fitch: [●]

Security Status:	[Senior unsecured notes; not secured by any property or assets; notes rank equally with all other unsecured and unsubordinated indebtedness]

Transaction Type:	SEC Registered

Currency:	[US Dollars]

Total Principal Amount:	USD [●]

Offering Price:	[●]% plus accrued interest, if any, from [●]

Gross Proceeds (excluding accrued interest):	USD [●]

Trade Date:	[●]

Settlement:	[●] [(T+3)]

Maturity:	[●]

Coupon:	[[●]% per annum]

Benchmark Instrument:	UST [●]% due [●]

Benchmark Instrument Yield:	[●]%

Spread to Benchmark Instrument:	[●] bps

Yield to Maturity:	[●]%

Interest Rate Payment Frequency:	[Semi-annual]

Interest Payment Dates:	[●] and [●], with first interest payment date on [●]

Interest Rate Basis:	[30/360]

Redemption Provisions:	Redeemable in whole, but not part, for tax reasons

Sinking Fund Provisions:	[No sinking fund provisions]

Form:	Global note held by depositary or the depositary’s custodian

Denominations:	Denominations of USD 1,000.00 and integral multiples of USD 1,000.00 in excess thereof

Clearing:	DTC / Euroclear / Clearstream

Joint Bookrunners:	[●]

Names and Addresses of Representatives:	[●]

Governing Law:	New York

Listing:	[Application will be made to admit the notes to the official list of the Financial Conduct Authority and to the regulated market of the London Stock Exchange]

SEC Registered Global:	ISIN: [●] CUSIP: [●]

(1)

These securities ratings have been provided by Moody’s, S&P and Fitch Ratings. These ratings are not a recommendation to buy, sell or hold these securities. Each rating may be subject to revision or withdrawal at any time, and should be evaluated independently of any other rating.

This communication is intended for the sole use of the person to whom it is provided by the issuer.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC’s web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling [●] at [●] [or [●] at [●]].

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER E-MAIL SYSTEM.

SCHEDULE IV

Free Writing Prospectuses

SCHEDULE V

Form of Blood Letter

[●]

[●], 20[●]

Corporación Andina de Fomento

Torre CAF

Avenida Luis Roche, Altamira

Caracas, Venezuela

Subject:     USD [●] Principal Amount of [●] Notes Due 20[●]

Registration Statement under Schedule B (File No. 333-[●])

Ladies and Gentlemen:

This letter is delivered to you in connection with the above-captioned Registration Statement filed by you with the Securities and Exchange Commission and pertains to such Registration Statement, including the Prospectus dated [●] and the Prospectus Supplement dated [●] relating to the USD [●] aggregate principal amount of your [●] Notes Due 20[●].

We have furnished to you for use in the Prospectus Supplement the following information in the Prospectus Supplement under the heading “Underwriting”:

(a)	The text under the subheading “Commissions and Discounts” concerning the terms of the offering by the Underwriters;

(b)	The first and second sentences of the paragraph of text under the subheading “Trading of the Notes” concerning market making by the Underwriters;

(c)	The text under the subheading “Price Stabilization and Short Positions” concerning stabilizing transactions, syndicate covering transactions and penalty bids;

(d)	The first sentence of the first paragraph of text under the subheading “Underwriters and Affiliates” concerning certain business activities of the Underwriters; and

(e)	The second paragraph of text under the subheading “Underwriters and Affiliates” concerning certain investment activities of the Underwriters.

*     *     *

Sincerely,

[●]

By:

[[●]

By:	]

ANNEX II

Comfort from Auditors

(i) in their opinion the audited financial statements included in the Registration Statement and the Prospectus, as amended or supplemented, comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the related published rules and regulations thereunder as they apply to filings under Schedule B.

(ii) they are independent certified public accountants with respect to CAF within the meaning of the 1933 Act and the applicable published rules and regulations thereunder.

(iii) with respect to unaudited interim quarterly financial statements included in the Registration Statement or the Prospectus, they have (A) performed the procedures specified by the American Institute of Certified Public Accountants for review of interim quarterly financial information as described in SAS No. 71, Interim Financial Information, and (B) inquired of certain officials of CAF who have responsibility for financial and accounting matters whether the unaudited interim quarterly period financial statements referred to in this clause (iii) comply as to form, in all material respects, with the applicable accounting requirements of the 1933 Act and the related published rules and regulations as they apply to filings under Schedule B, nothing came to their attention that caused them to believe that the unaudited quarterly interim period financial statements do not comply as to form, in all material respects, with the applicable accounting requirements of the 1933 Act and the related published rules and regulations thereunder as they apply to filings under Schedule B.

(iv) with respect to the period from the date of the latest financial statements included in the Registration Statement or the Prospectus to the most recent month end, they have conducted limited procedures, not constituting an examination in accordance with U.S. generally accepted auditing standards, consisting of a reading of the month end financial statements and other information referred to below, reading of the minute books of CAF since the date of its latest financial statements included in the Registration Statement or the Prospectus and inquiries of officials of CAF responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter. In addition,

(A) Officials of CAF have advised them that no such financial statements as of any date or for any period subsequent to the specified month end were available. The financial information as of the relevant monthly period and for such monthly period is incomplete in that it omits statements of shareholders’ equity and of cash flows and other disclosures.

(B) They have inquired of certain officials of CAF who have responsibility for financial and accounting matters whether the unaudited financial statements for the relevant month end are stated on a basis substantially consistent with that of the audited financial statements included in the Registration Statement or the Prospectus.

(v) nothing came to their attention as a result of the procedures described in (iv) that caused them to believe that:

(A) as of the relevant month end referred to in (iv), there was any increase in bonds, borrowings and other obligations, commercial paper or total liabilities, or decreases in total assets, total shareholders’ equity or loans and equity securities, or changes in subscribed and paid-in capital of CAF as compared with the amounts shown in the most recent balance sheet included in the Registration Statement or the Prospectus, except, in each case, changes, increases or decreases which the Prospectus discloses that have occurred or may occur; or

(B) for the period from the date of the latest financial statements included in the Registration Statement or the Prospectus to the month end referred to in (iv) above, there were any decreases, as compared with the corresponding period in the preceding year, in net other income, net financial income, net income, or in the provision for losses except in all instances for increases, decreases or changes that the Registration Statement or the Prospectus disclose have occurred or may occur.

Annex II-1

(vi) As mentioned in (iv)(A), CAF officials have advised them that no financial statements as of any date or for any period subsequent to the relevant month end are available; accordingly the procedures carried out by them with respect to changes in the financial statements after the relevant month end, have, of necessity, been even more limited than those with respect to the month end period referred to in (iv). They have inquired of certain officials of CAF who have responsibility for financial and accounting matters regarding whether at the five day period prior to the date of the letter, there were any decreases in subscribed and paid in capital, total assets or loans and equity securities, or increases in bonds, borrowings and other obligations, commercial paper or total liabilities of CAF as compared with the amounts shown in the latest financial statements included in the Registration Statement or the Prospectus. On the basis of these inquiries and their readings of the minutes described in (iv), nothing came to their attention that caused them to believe that there was any such decrease or increase, except in all instances for decreases or increases that the Registration Statement or the Prospectus disclose have occurred or may occur.

(vii) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Registration Statement or the Prospectus (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of CAF subject to the internal controls of CAF’s accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

All references in this Annex II to the Prospectus shall be deemed to refer to the Prospectus as defined in the Underwriting Agreement as of the date of the letter delivered on the date of the Pricing Agreement for purposes of such letter and to the Prospectus as amended or supplemented in relation to the applicable Designated Securities for purposes of the letter delivered at the Time of Delivery for such Designated Securities.

Annex II-2